Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund NVIT Bond Index Fund
Issuer Marathon Petroleum Corporation
Underwriter Morgan Stanley & Co. Inc
Affiliated Participant Underwriter  PNC Capital Markets LLC
Principal Amt. Purchase "$40,000,000 "
Principal Amt. Offering "$1,000,000,000 "
Commission or % of Offering 0.0065
Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund Nationwide Bond Index Fund
Issuer "Fiserv, Inc."
Underwriter JPMorgan Securities LLC
Affiliated Participant Underwriter PNC Capital Markets LLC
Principal Amt. Purchase "$8,000,000 "
Principal Amt. Offering "$400,000,000 "
Commission or % of Offering 0.0065
Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund Nationwide Bond Index Fund
Issuer Nevada Power Company
Underwriter UBS Securities LLC
Affiliated Participant Underwriter  PNC Capital Markets LLC
Principal Amt. Purchase "$12,000,000 "
Principal Amt. Offering "$250,000,000 "
Commission or % of Offering 0.00875
Adviser / Subadviser "BlackRock Investment Management, LLC"
Nationwide Fund NVIT Bond Index Fund
Issuer General Dynamics Corp.
Underwriter BofA Merrill Lynch
Affiliated Participant Underwriter PNC Capital Markets LLC
Principal Amt. Purchase "$7,000,000 "
Principal Amt. Offering "$500,000,000 "
Commission or % of Offering 0.0045